UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On April 25, 2012, Chrysler Group LLC notified Ally Financial Inc. that it will not renew the parties’ Auto Finance Operating Agreement (the “Agreement”) following the expiration of the Agreement’s initial term on April 30, 2013. The notice was provided to satisfy the Agreement’s requirement that notice of non-renewal be provided at least 12 months prior to the date of expiration.

Under the Agreement, since April 30, 2009, Ally has provided wholesale financing to our dealer network and retail financing to our customers in the U.S. and Canada. We are required during the term of the Agreement to ensure that Ally finances a specified minimum percentage of the vehicles sold under certain of our subvention programs, and to repurchase Ally-financed inventory from dealers upon certain triggering events.

We are currently pursuing various ways to optimize the financial products and services available to meet the needs of our dealers and customers in the U.S. and Canada. We have already begun discussing these alternatives with a number of financial institutions, including Ally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012

CHRYSLER GROUP LLC (Registrant)

/s/ Richard K. Palmer
Richard K. Palmer Senior Vice President and Chief Financial Officer